THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (the “Third Amendment”) is made and entered into as of the 8th of February, 2010, by and between MCP RETAIL, LLC, a Florida limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Contract dated December 21, 2009, as amended, for the purchase and sale of Pleasant Hill shopping center located in Kissimmee, Florida and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Buyer have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1.

The second line of Section 4(a) is amended by deleting the date “February 8, 2010” and inserting the date “February 9, 2010” therein.

2.

This Third Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Third Amendment. Each person executing this Third Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Third Amendment.  Any counterpart to this Third Amendment may be executed by facsimile copy and shall be binding on the parties.

The Agreement shall remain in full force and effect, as modified hereby.

PLEASE SEE FOLLOWING PAGE FOR SIGNATURES

SELLER:

MCP RETAIL, LLC

a Florida limited liability company

MCP RETAIL, LLC

a Florida limited liability company

By: /s/ Paul D. Johnson, Jr.

Name: Paul D. Johnson, Jr.

Its: Attorney-in-fact

BUYER

INLAND REAL ESTATE ACQUISITIONS, INC.

An Illinois corporation

By: /s/ Lou Quilici

Print name: Lou Quilici

Title: Sr. VP

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